Exhibit 99.1

For Immediate Release

Contact:	Chris Daly Daly Gray Public Relations (Media) chris@dalygray.com (703) 864-5553	Dennis Craven Chatham Lodging Trust (Company) dcraven@cl-trust.com (561) 227-1386

Chatham Lodging Trust Refinances, Upsizes Unsecured Credit Facility

Incremental Capacity Enhances Already Strong Balance Sheet

WEST PALM BEACH, Fla., September 26, 2025—Chatham Lodging Trust (NYSE: CLDT), a hotel real estate investment trust (REIT) focused on investing in upscale, extended-stay hotels and premium-branded, select-service hotels, today announced that it has successfully entered into a new credit agreement that (i) increases total capacity under a senior unsecured revolving loan from $260 million to $300 million and (ii) increases total capacity under its senior unsecured term loan from $140 million to $200 million. The newly enhanced $500 million credit facility can be increased up to $650 million through an accordion feature.

The $500 million credit facility matures in September 2029. The facility also includes options to extend the maturity by 12 months, subject to customary conditions. The new facility bears interest pursuant to a leveraged based pricing grid over the applicable adjusted term SOFR ranging from 1.5 to 2.25 percent for the revolving loan (currently 1.6 percent) and 1.45 to 2.2 percent for the term loan (which represents a 0.1 percent decrease from the prior facility).

“We greatly appreciate the collaborative efforts of our participating lenders who worked with us to successfully execute the facility, a testament to our outstanding financial position and ability to access credit markets with terms similar to our larger lodging REIT peers,” stated Jeremy Wegner, Chatham’s chief financial officer. “We have great financial flexibility to enhance shareholder value using a variety of options.”

Bank of America Securities, Inc., Wells Fargo Securities, LLC, Capital One, National Association, Regions Capital Markets and Truist Securities Inc. acted as joint lead arrangers, and JPMorgan Chase Bank, N.A. and Royal Bank of Canada also served as lenders in the transaction.

About Chatham Lodging Trust

Chatham Lodging Trust is a self-advised, publicly traded real estate investment trust (REIT) focused primarily on investing in upscale, extended-stay hotels and premium-branded, select-service hotels. The company owns 34 hotels totaling 5,166 rooms/suites in 15 states and the District of Columbia. Additional information about Chatham may be found at chathamlodgingtrust.com.

Forward-Looking Statement Safe Harbor

Note: This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “plan,” “predict,” “project,” “will,” “continue” and other similar terms and phrases, including references to assumption and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions, including the effect on travel of potential terrorist attacks, that will affect occupancy rates at the company’s hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of the company’s indebtedness and its ability to meet covenants in its debt agreements; relationships with property managers; the company’s ability to maintain its properties in a Fourth-class manner, including meeting capital expenditure requirements; the company’s ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; the company’s ability to complete acquisitions and dispositions; and the company’s ability to continue to satisfy complex rules in order for the company to remain a REIT for federal income tax purposes and other risks and uncertainties associated with the company’s business described in the company’s filings with the SEC. Although the company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date hereof, and the company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.